QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on January 20, 2005

Registration No. 333-106591

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Deutsche Telekom AG
(Exact name of Registrant as Specified in its Charter)
Federal Republic of Germany
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification Number)
Friedrich-Ebert-Allee 140
53113 Bonn
Germany
+49 228 181 0
(Address and Telephone Number of Principal Executive Offices)

Deutsche Telekom AG Stock Option Plan 2001—Tranche 2001
Deutsche Telekom AG Stock Option Plan 2001—Tranche 2002
(Full Title of the Plan)

Deutsche Telekom, Inc.
ATTN: Klaus-Peter Statz
Executive Vice President and Treasurer
600 Lexington Avenue
17th Floor
New York, New York 10022
+1 212 424 2900
(Name, Address and Telephone Number of Agent for Service)

Copies of Communications to:

A. Richard Susko, Esq.
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
(212) 225-2000 (tel)
(212) 225-3999 (fax)

Explanatory Note

        This Post-Effective Amendment No. 1 is being filed to include exhibits in Part II only.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Number		Description of Exhibit
4.1	*	Memorandum and Articles of Association of Deutsche Telekom AG (filed as Exhibit 1.1 to the Corporation's Annual Report on Form 20-F/A for the fiscal year ended December 31, 2002, filed with the Commission on June 27, 2003)
4.2	*	Deutsche Telekom AG Stock Option Plan 2001—Tranche 2001
4.3	*	Deutsche Telekom AG Stock Option Plan 2001—Tranche 2002
5.1	*	Opinion of Dr. Manfred Balz, General Counsel to the Corporation, as to the validity of the securities being registered
10.1
Current Form of Management Board Service Agreement Relating to 2003 Salary and Bonus Compensation (incorporated by reference to Exhibit 10.1 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)
10.2
Schedule 1 to Exhibit 10.1—Individual Deviations from Form of Management Board Services Agreement (incorporated by reference to Exhibit 10.2 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)
10.3
Current Form of Post-Contractual Non-Compete Agreement (incorporated by reference to Exhibit 10.3 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)
10.4
Schedule 1 to Exhibit 10.3—Individual Deviations from Form of Post-Contractual Non-Compete Agreement (incorporated by reference to Exhibit 10.4 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004, 2005, for portions of which confidential treatment was requested)
10.5		Deutsche Telekom AG Stock Option Plan 2001—Tranche 2001 (filed as Exhibit 4.2 hereto)
23.1	*	Consent of Dr. Manfred Balz, General Counsel to the Corporation (included in Exhibit 5.1)
23.2	*	Consent of Ernst & Young Deutsche Allgemeine Treuhand AG and PwC Deutsche Revision Aktiengesellschaft, Wirtschaftspruefungsgesellschaft
23.3	*	Consent of PwC Deutsche Revision Aktiengesellschaft, Wirschaftspruefungsgesellschaft
23.4	*	Consent of PricewaterhouseCoopers Accountants N.V.
23.5	*	Consent of ZAO Deloitte & Touche CIS
23.6	*	Consent of PwC Deutsche Revision Aktiengesellschaft, Wirtschaftspruefungsgesellschaft
23.7	*	Statement Regarding Consent of Arthur Andersen and Arthur Andersen Sp. z. o.o.
24.1	*	Power of attorney (included as part of the signature pages)

*
Previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Deutsche Telekom AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bonn, Germany, on January 20, 2005.

DEUTSCHE TELEKOM AG
By:	/s/ KARL-GERHARD EICK Name: Dr. Karl-Gerhard Eick Title: Deputy Chairman of the Management Board Finance and Controlling

        Know all persons by these present that each officer or director whose signature appears below constitutes and appoints each of the directors named below, jointly and severally, his or her true lawful attorneys-in-fact and agents with full and several power of substitution for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, supplements to this registration statement and any registration statements pursuant to Rule 462(b) under the Securities Act relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2005.

Signatures	Capacity

/s/ KAI-UWE RICKE Kai-Uwe Ricke	Chairman of the Management Board
/s/ KARL-GERHARD EICK Dr. Karl-Gerhard Eick	Deputy Chairman of the Management Board Finance and Controlling
/s/ WALTER RAIZNER Walter Raizner	Member of the Management Board
/s/ HEINZ KLINKHAMMER Dr. Heinz Klinkhammer	Member of the Management Board

/s/ RENÉ OBERMANN René Obermann	Member of the Management Board
/s/ KONRAD F. REISS Konrad F. Reiss	Member of the Management Board

SIGNATURE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the registration statement or amendment, solely in the capacity of the duly authorized representative of Deutsche Telekom AG in the United States, in New York on January 20, 2005.

DEUTSCHE TELEKOM INC.
By:	/s/ KLAUS-PETER STATZ Name: Klaus-Peter Statz Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Number		Description of Exhibit	Page Number
4.1	*	Memorandum and Articles of Association of Deutsche Telekom AG (filed as Exhibit 1.1 to the Corporation's Annual Report on Form 20-F/A for the fiscal year ended December 31, 2002, filed with the Commission on June 27, 2003)
4.2	*	Deutsche Telekom AG Stock Option Plan 2001—Tranche 2001
4.3	*	Deutsche Telekom AG Stock Option Plan 2001—Tranche 2002
5.1	*	Opinion of Dr. Manfred Balz, General Counsel to the Corporation, as to the validity of the securities being registered
10.1
Current Form of Management Board Service Agreement Relating to 2003 Salary and Bonus Compensation (incorporated by reference to Exhibit 10.1 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)
10.2
Schedule 1 to Exhibit 10.1—Individual Deviations from Form of Management Board Services Agreement (incorporated by reference to Exhibit 10.2 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)
10.3
Current Form of Post-Contractual Non-Compete Agreement (incorporated by reference to Exhibit 10.3 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004, )
10.4
Schedule 1 to Exhibit 10.3—Individual Deviations from Form of Post-Contractual Non-Compete Agreement (incorporated by reference to Exhibit 10.4 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004, for portions of which confidential treatment was requested)
10.5		Deutsche Telekom AG Stock Option Plan 2001—Tranche 2001 (filed as Exhibit 4.2 hereto)
23.1	*	Consent of Dr. Manfred Balz, General Counsel to the Corporation (included in Exhibit 5.1)
23.2	*	Consent of Ernst & Young Deutsche Allgemeine Treuhand AG and PwC Deutsche Revision Aktiengesellschaft, Wirtschaftspruefungsgesellschaft
23.3	*	Consent of PwC Deutsche Revision Aktiengesellschaft, Wirschaftspruefungsgesellschaft
23.4	*	Consent of PricewaterhouseCoopers Accountants N.V.
23.5	*	Consent of ZAO Deloitte & Touche CIS
23.6	*	Consent of PwC Deutsche Revision Aktiengesellschaft, Wirtschaftspruefungsgesellschaft
23.7	*	Statement Regarding Consent of Arthur Andersen and Arthur Andersen Sp. z. o.o.
24.1	*	Power of attorney (included as part of the signature pages)

*
Previously filed

QuickLinks

EXHIBIT INDEX